Exhibit 13.1

Certification by the Principal Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Banco Macro S.A. (the “Company”), does hereby certify that, to the best of such officer’s knowledge:

1.	The accompanying Report of the Company on Form 20-F (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 25, 2018

/s/ Gustavo Alejandro Manriquez
Name: Gustavo Alejandro Manriquez
Title: Chief Executive Officer